(PinnOak Logo)	Michael F. Nemser
Chief Financial Officer
PinnOak Resources LLC
601 Technology Drive, Suite 300
Canonsburg, PA 15317-9523
Ph: 7241338-9104
Fax: 7241743-3251

August 29, 2006

Bill Beard

The Beard Company

Enterprise Plaza, Sutie 320

Oklahoma City, OK 73112

Re:	Beard Pinnacle, LLC Equity Subscription

Dear Bill:

This letter will serve to confirm the conversion of $2.8 million of the PinnOak Resources, LLC loan to Beard Pinnacle LLC ("BP") under the promissory note made on or about October 7, 2005 ("Note") into equity in BP as per Section 3 of the August 10, 2006 Subscription Agreement between BP and the Pinnacle Investment Group Parties. This conversion should be effective on September 29, 2006.

Section 3 of the August 10, 2006 Subscription Agreement provides that the Subscription Consideration may be funded by a reduction of the Note. Section 3 further provides that upon the receipt of satisfactory evidence reflecting a reduction in the principal balance of the Note by the amount of the Subscription Consideration, BP will issue a Membership Interest Certificate to each Pinnacle Investment Group Party, evidencing that Pinnacle Investment Group Party's equity interest in BP. Please issue the Membership Interest Certificates to each Pinnacle

Investment Group Party in the amount set forth opposite its name on the Schedule attached hereto.

Please consider this letter as written evidence to BP of the reduction of the principal balance of the Note by an amount equal to the Subscription Consideration, $2.8 million.

Please confirm your agreement to the contents of this letter below and return one original to me.

PINNOAK RESOURCES, LLC

/s/ Michael F. Nemser

By

Michael F. Nemser

PINNACLE INVESTMENT GROUP PARTIES

/s/ Michael F. Nemser

By

Michael F. Nemser

Acknowledged and agreed

this___day of_______ ,2006 by

By

Bill Beard on behalf of Beard Pinnacle LLC

NAME	MEMBERSHIP INTEREST	SHARE OF SUBSCRIPTION CONSIDERATION

Questor Partners Fund II, LP	12.695%	$710,920
Questor Side-By-Side Partners II, LP	1.051%	58,856
Questor Side-By-Side Partners II 3(c)1, LP	0.396%	22,176
Questor Partners Fund II, AIV-1, LLC	9.108%	510,048
The Regent Investment Company, L.P.	13.950%	781,200
Statler Family Investment Company, LP	9.300%	520,800
PinnOak Resources Employee Equity Incentive Plan, LLC	3.500%	196,000

		$2,800,000